EXHIBIT 15.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REED ELSEVIER NV CONSOLIDATED FINANCIAL STATEMENTS
We consent to the incorporation by reference in Registration Statement Nos. 333-08542 and 333-12666 of Reed International P.L.C. and Elsevier NV on Form S-8 and in the Post-Effective Amendment No. 1 to Registration Statement No. 333-6710-02 and the Registration Statement No. 333-13188-01 of Reed International P.L.C. and Elsevier NV on Form F-3 of our report dated February 14, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to adoption of Financial Accounting Standards Board Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — An Amendment of FASB Statements No. 87, 88, 106 and 132R), relating to the consolidated financial statements of Reed Elsevier NV and management’s report on the effectiveness of internal control over financial reporting for Reed Elsevier NV, appearing in the Annual Report on Form 20-F of Reed Elsevier NV and Reed Elsevier PLC for the year ended December 31, 2006.
Deloitte Accountants B.V.
Amsterdam, The Netherlands
March 22, 2007